EXHIBIT 5
                   OPINION OF ROSE LAW FIRM




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                        ROSE LAW FIRM
                  a Professional Association
                          Attorneys
                    120 East Fourth Street
               Little Rock, Arkansas 72201-2893
                   Telephone (501) 375-9131
                  Telecopier (501) 375-1309


                        March 10, 1995






ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas  72202

           Re: ALLTEL Corporation Form S-3 Registration Statement

Gentlemen:

      We have acted as counsel for ALLTEL Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 533,109 shares of the Company's Common Stock, $1.00 par value, issued in connection with the merger of a wholly-owned subsidiary of the Company with and into TDS Healthcare Systems Corporation.

      It is our opinion that such shares of the Company's
Common Stock have been duly and validly authorized by the Company, and such shares of Common Stock are validly and legally issued, fully paid and nonassessable.

      We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.


                                   Very truly yours,

                                   ROSE LAW FIRM, a
                                   Professional Association




                                   By:  /s/ Richard N. Massey
                                   Richard N. Massey

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